UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2006

Killbuck Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-24147	34-1700284
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

165 North Main Street

Killbuck, Ohio 44637

(Address of principal executive offices)

Registrant’s telephone number, including area code: (330) 276-2771

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4c))

Killbuck Bancshares, Inc.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 26, 2006, Gail E. Patterson was appointed as a Company Director fulfilling the remaining term of Richard L. Fowler who retired in April 2006 due to the mandatory retirement age. Mr. Patterson retired April 2004 from Holmes Wayne Electric Cooperative, Inc. after forty-one years. He was the Chief Executive Officer for over two years and prior to that the Manager of Office and Accounting Services for over thirty-five years. It is anticipated that Mr. Patterson will serve on the Audit Committee. He owns # 1,135 shares of Killbuck Bancshares, Inc. stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

Killbuck Bancshares, Inc.

Date:	December 27, 2006	By:	/s/ Diane S. Knowles
Senior Vice President and Chief Financial Officer